Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Banzai International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	Equity	Class A common stock, par value $0.0001 per share (“Class A Common Stock”)	Rule 457(c)	613,269	$0.0780	(2)	$47,834.98	0.00014760	$7.06	-	-	-	-
	Equity	Common Stock Purchase Warrants			-		-	-	-
	Equity	Shares of Class A Common Stock underlying Common Stock Warrants	Rule 457(g)	1,896,893	$4.02	(3)	7,625,509.86	0.00014760	1,125.53	-	-	-	-
	Equity	Pre-Funded Warrants		-
	Equity	Shares of Class A Common Stock underlying Pre-Funded Warrants	Rule 457(g)	1,353,624	$0.0001	(4)	135.36		0.020	-	-	-	-
	Equity	Class A Common Stock underlying Convertible Notes	Rule 457(g)	2,279,271	$3.89	(5)	8,866,364.19	0.00014760	1,308.68	-	-	-	-

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A

Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A			N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts						$16,539,844.39	0.00014760	$2,441.28
	Total Fees Previously Paid								$-
	Total Fee Offsets								$-
	Net Fee Due								$2,441.28

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A common stock (“Class A Common Stock”) of Banzai International, Inc. (the “Registrant”) that become issuable with respect to the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of Registrant’s Class A Common Stock.
(2)	Calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low prices of the Class A Common Stock on the Nasdaq Stock Market LLC (“Nasdaq”) on September 20, 2024 ($0.0780 per Class A Common Share).
(3)	Calculated in accordance with Rule 457(g) under the Securities Act, based on the exercise price of the Warrants, which equals $3.89 per share.
(4)	Calculated in accordance with Rule 457(g) under the Securities Act, based on the exercise price of the Pre-Funded Warrants, which equals $0.0001 per share.
(5)	Calculated in accordance with Rule 457(g) under the Securities Act, based on the conversion price of the Notes, which equals $3.89 per share.